Exhibit 99.1

Aerojet Rocketdyne Positioned to Continue Driving Growth, Profitability and Value Creation

Announces Termination of Merger Agreement with Lockheed Martin

EL SEGUNDO, Calif., Feb. 13, 2022 (GLOBE NEWSWIRE) — Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) (the “Company”) today reaffirmed its strong foundation for substantial value creation following the termination of its merger agreement with Lockheed Martin Corporation. The Company issued the following statement:

We are poised to deliver substantial value to our shareholders driven by our continued leadership in key space exploration and defense growth markets, including by advancing hypersonics and strategic, tactical and missile defense systems. Aerojet Rocketdyne has delivered strong shareholder returns of 166% over the five years prior to the transaction announcement, significantly outperforming the Aerospace and Defense Index by 33% and the S&P 500 by 62%.

We are confident in our future performance with an impressive backlog that is more than three times the size of our annual sales and a strong macroeconomic environment underpinning our portfolio. We look forward to providing further details regarding our financial performance and strategy on our fourth quarter and full year 2021 earnings report on Feb. 17, 2022.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “believe,” “could,” “expect,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in Aerojet Rocketdyne’s forward-looking statements.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:

Media: Steve Warren, vice president, communications 703-650-0278

Steven.Warren@rocket.com

Sharon Stern / Katelyn Villany

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

AJRD-Media@joelefrank.com